Exhibit 10.81

LEASE

DATE: July 1, 2004

LANDLORD:	Holish Enterprises

TENANT:	Supreme International, Inc., a Delaware corporation’, its successors, assigns and/or affiliates 3000 N.W. lO Avenue, Miami, Florida 33172

PREMISES:	3 Bays consisting of 8,000 square feet per Bay in the building (the “Building”) located at 4810 N.W. 72 Avenue, Miami, Florida.

TERM:	Begins: July 1, 2004 Ends: one year after the Commencement Date (Commencement Date)

BASIC MONTHLY RENT:	$3,166.66 per month per Bay

SECURITY DEPOSIT:	N/A

1. LEASE. Landlord, in consideration of the rents to be paid and the undertakings to be performed by the Tenant, leases to Tenant the three Bays in the Premises for the Term, together with the non-exclusive right to use the parking areas and other common areas which may be designated by Landlord from time to time for use in connection with the Premises in common with others entitled to use the same. In the event the Tenant shall no longer require a Bay, Tenant shall notify the Landlord in writing 30 days prior to the date that the Tenant shall not longer wish to lease a Bay. Tenant, upon paying the Rent and performing its obligations under this Lease, may peacefully and quietly enjoy the Premises during the Term, subject to the provisions of this Lease.

2. RENT. Tenant hires the Premises for the stated Term and agrees to pay the stated Basic Monthly Rent together with applicable Florida sales tax on all such payments in advance on the first day of each month during the Term, without demand, setoff or deductions, and to perform the undertakings herein set forth. In addition, Tenant shall pay to Landlord its pro-rata share of the following costs associated with the Building: real estate taxes, insurance and maintenance. Rent shall be paid to such place as Landlord may designate from time to time. The Basic Monthly Rent shall be increased if the Consumer Price Index — U.S. City Average — All urban Consumers (“Index”) as published by the United States Department of Labor’s Bureau of Labor Statistics, increases over the Base Period Index (as defined herein). The Base Period Index shall be the Index for the calendar month, which is four months prior to the Commencement Date (i.e. March 1, 2004). The Base Period Index shall be compared with the Index for the same calendar month for each subsequent year (the “Comparison Month”). If the Index for any Comparison Month is higher than the Base Period Index, then the Basic Monthly Rent for the next year shall be increased by. The identical percentage. In no event shall the Basic Monthly Rent be reduced to an amount less than the prior months Basic Monthly Rent. Should the Bureau discontinue the publication of the above Index, or publish the same less frequently, or alter same, in some other manner, then Landlord shall adopt a substitute index or substitute procedure which reasonable reflects and monitors consumer prices.

3. USE AND OCCUPANCY. During the Term of this Lease; the Premises shall be used and occupied for office, commercial warehouse and incidental purposes and for no other purpose without the prior written consent of Landlord. Tenant shall not use the Premises for any purpose in violation Of any law, municipal ordinance, or regulation, nor shall Tenant perform any acts or carry on any practices which may injure the Premises or the Building in which the Premises are located or be a nuisance, disturbance or menace to other tenants of the Building, if any. Landlord may promulgate reasonable and uniform rules and regulations of a type similar to those in force in other similar buildings, ‘which shall be applicable all tenants f the Building. Tenant and its. Agents and employees shall comply with all of such rules and regulations.

4. CONDITION OF PREMISES. Tenant acknowledges and agrees that it is currently’ occupying the Premises and acknowledges and agrees that the Premises are in good and satisfactory condition. Landlord shall have no other obligation to make any repairs or to remodel the Premises.

5. UTILITIES AND SERVICES. Tenant shall pay throughout the Term all charges and expenses for all utilities servicing the Premises, including, but not limited to, charges for gas, telephone, electricity and water. Tenant shall pay all charges for metered water, sewer service charges and other fees or charges lawfully imposed by any public. Authority upon or in connection with the Premises, if any.

6. MAINTENANCE AND ALTERATIONS; MECHANICS LIENS. During the Term, Tenant shall keep the Premises in good repair and in tenantable condition and at the expiration of the Term shall yield and deliver up the same in like condition as when taken, reasonable use and wear thereof excepted. Tenant shall not make any alterations to the Premises without Landlord’s prior written consent. All alterations, additions or improvements made by either Landlord or Tenant shall be the property of Landlord and shall remain upon tile Premises at the termination of this Lease, except that Tenant may remove all movable office furniture and equipment installed by Tenant and Tenant shall remove all other alterations, additions or improvements installed by Tenant as Landlord may direct. Tenant shall, at Tenant’s expense, repair any damage to the Premises caused by the installation or removal of such furniture, fixtures, alterations or additions so removed and shall restore the Premises to its original condition. Landlord shall make all necessary repairs and replacements to the Building in which the Premises are located, and to the common areas, and Landlord shall also make all repairs to the Premises which are structural in nature or required due to fire, casualty, or other act of God provided, however, that Tenant shall make all repairs and replacements arising from its act, neglect or default. In the event that Landlord shall deem it necessary, or be required by any governmental authority to repair, alter, remove, construct or improve any part of the Premises or the Building in which the Premises are located (unless the same result from Tenant’s act, neglect, default or mode of operation in which event Tenant shall make all such repairs, alterations and improvements) then the same shall be made by Landlord with reasonable dispatch. Tenant shall keep the Premises and all parts thereof at all times free of mechanic’s liens and any other lien for labor, services, supplies,, equipment or material purchased or procured, directly or indirectly, by or for Tenant. Tenant further agrees that Tenant shall promptly pay and satisfy all liens of contractors, subcontractors, mechanics, laborers, material men, and other items of like character, and will indemnify Landlord against all expenses, costs, and charges, including bond premiums for release of liens and attorneys fees and costs reasonably incurred in and about the defense of any suit in discharging the Premises, from any liens, judgments, or encumbrances caused by Tenant.

7. ASSIGNMENT AND SUBLETTING. Tenant may not assign, transfer, mortgage, pledge, or otherwise encumber or dispose of this Lease or any interest therein or sublet the Premises or any part thereof, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. :

8. ACCESS. Landlord shall have the right to enter upon the Premises upon advance written notice to Tenant for the making of inspections, repairs or alterations as Landlord may deem reasonably necessary, to exhibit the Premises to others, and for any purpose related to the safety, protection, operation or improvements of the Building.

9. FIRE. If the Premises are damaged or destroyed by fire or other casualty insured under standard fire and extended covering insurance, Landlord shall repair and restore the same with reasonable dispatch. The obligation of Landlord to restore is limited to the condition the Premises were in prior to any damage. Rent shall abate pro rata in proportion to the extent of untenantability until the Premises shall be restored to a tenantable condition. Notwithstanding any other provision herein, if damage to the Building is so extensive that the same cannot reasonably be repaired within 180 days,’ or if Landlord elects not to restore the Building

To its form prior to damage, Landlord may terminate this Lease by notice in writing to Tenant. If the Premises are not returned to a tenantable condition within 180—days, other than by reason of cause beyond the reasonable control of Landlord, Tenant may terminate this Lease by notice in writing to Landlord within 15 days after the expiration of the 180 days period. Neither Landlord nor Tenant nor their respective employees shall have any liability to the other by reason of any                          or damage, however caused and without regard to negligence or fault, to the extent that the same is reimbursed by insurance held by the injured party under a policy or policies which permit this waiver.

10. EMINENT DOMAIN. If all of the Premises or the use and occupancy thereof are taken under the power of eminent domain, this Lease shall terminate at the time of such taking. If any portion of the Building or the use and occupancy thereof shall be taken under the power of eminent domain, Landlord may, at Landlord’s option. At any time after the entry of the verdict or order of such taking, terminate this Lease by not less than 30 days’ notice in writing to Tenant. If 20% or more of the Premises shall be taken and the remainder is unsuitable for Tenant’s purposes, Tenant may terminate this Lease by notice in writing to Landlord within 30 days after the taking, and in such event, Tenant shall vacate within 30 days after such termination. If Tenant does not terminate, rent shall be reduced in proportion to the area of the Premises taken. All damages and compensation awarded for any taking under the power of eminent domain shall belong to and be the property of Landlord whether such damage or compensation is awarded for the leasehold or the fee or other interest of Landlord or Tenant in the Premises.

11. INDEMNITY AND LIABILITY INSURANCE. Tenant shall indemnify and hold Landlord harmless from all liability for damages to person or property in, on or from the Premises from any cause whatsoever other than the negligent or wrongful act of Landlord and from all liability by reason of any negligent or wrongful act of Tenant. Tenant shall procure and keep in effect during the term of this Lease comprehensive general and public liability and property damages insurance naming Landlord and Tenant as insured’s with limits of not less than

$1,000,000.00 for damages resulting to one person, $1,000,000.00 for damages resulting from any one occurrence, and $1,000,000.00 for damages to property resulting from one occurrence. Tenant shall deliver policies of such insurance or certificates thereof to Landlord as and when such policies are renewed, and upon request by Landlord, which shall provide that the same may not be canceled without giving 30 days prior written notice to Landlord.

12. DEFAULT. The following events shall be deemed to be events of default by Tenant under this Lease: (a) Tenant shall fail to pay any Rent or other sums payable by Tenant hereunder as and when such Rent or other sums become due and payable and such default shall continue for ten (10) days after Landlord shall have given to Tenant a notice of such default, or (b) Tenant shall default in the performance of or compliance with any other covenants, agreements, terms, conditions or obligations of Tenant under this Lease and such default shall continue for thirty (30) days after Landlord shall have given to Tenant a notice specifying the nature of such default.

Upon occurrence of any event of default and after the applicable cure period has lapsed, Landlord shall have the option to elect any one or more of the following remedies:

(a) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, but if Tenant shall fail so to do, Landlord may without notice and without prejudice to any other remedy Landlord may have, enter upon and take possession of the Premises and expel or remove Tenant and its effects without being liable to prosecution or any claim for damages therefore.

(b) Declare the entire amount of the Rent which would have become due and payable during the remainder of the Term of this Lease to be due and payable immediately in which event Tenant agrees to pay the same to Landlord at once it being agreed that such payment shall constitute payment in advance of the Rent stipulated for the remainder of the Term.

(c) Enter upon and take possession of the Premises as the agent of Tenant without being liable to prosecution or any claim for damages therefore, and Landlord may relent the Premises as the agent of Tenant and receive the Rent therefore, in which event Tenant shall pay to Landlord on demand the cost of renovating, repairing and altering the Premises for a new tenant or tenants and any deficiency that may arise by reason of such reletting; provided, however, that Landlord shall have no duty to relet the Premises and the failure of Landlord to relet the Premises shall not release or affect Tenant’s liability for Rent or for damages.

(d) Landlord may undertake whatever action Tenant is obligated to perform by the provisions of this Lease and may enter the Premises without being liable to prosecution or any claim for damages therefore, in order to accomplish this purpose. Tenant agrees to reimburse Landlord immediately upon demand for any expenses, which Landlord may incur in thus effecting compliance with this Lease on behalf of Tenant.

Forbearance by Landlord in enforcing one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of any other violation or default.

13. NOTICES. All notices provided herein shall be in writing. Any notice to Tenant may be served at the Premises by hand delivery, express overnight delivery, or by mailing by first-class mail, postage prepaid, addressed to the Premises, unless a different mailing address shall have been designated by written notice received by Landlord. Any notice to Landlord shall be served by express overnight delivery, or by depositing the same in the mail, certified mail, return receipt requested, with postage prepaid, addressed to the address at which Rent is paid hereunder.

14. SIGNS; ADVERTISING. Tenant shall erect no signs on or about the Premises without the prior written consent of the Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant hereby agrees to conform to Landlord’s established sign code.

15. APPLICABLE LAW. This Lease Agreement shall be construed under the laws of the State of Florida and enforcement hereof may be subject to bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting the enforcement of creditors’ rights generally and general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

16. GENERAL. This Lease does not create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord, and Tenant, the sole relationship between Landlord and Tenant being that of Landlord and Tenant. No waiver of any default of Tenant hereunder shall be implied from any omission by Landlord to take any action on account of such default is such default persists or is repeated, and no express waiver shall be effective unless in writing signed by Landlord and then only for the time and to the extent therein stated. The marginal or topical headings of the several articles, paragraphs and clauses are for convenience only and do not define, limit or construe the contents of such Articles, paragraphs, or clauses. This Lease can only be modified or amended by an agreement in writing signed by the parties hereto. All provisions hereof shall be binding upon the heirs, successors and assigns of each party hereto.

17. ENTIRE AGREEMENT. This Lease shall constitute the entire agreement of the pasties hereto; all prior agreements between the parties, whether written or oral, are merged herein and shall be of no force and effect except as stated herein. This Lease cannot be changed, modified or discharged orally but only by an agreement in writing, signed by the party against whom enforcement of the change, modification or discharge is sought.

18. UNLAWFUL USE. Tenant agrees not to commit or permit any act to be performed on the Premises or any omission to occur which shall be in violation of any Statute, regulation or ordinance of any governmental body or which will increase the insurance rates on the Building or which will be in violation of any insurance policy carried on the Building by the Landlord. The Tenant shall not disturb other occupants of the Building by making any undue or unseemly noise or otherwise shall not do or permit to be done in or about the Premises anything, which will be dangerous to other Tenants or occupants within the Building.

19. ESTOPPELS CERTIFICATE. Tenant from time to time shall, upon request by Landlord, execute, acknowledge and deliver to Landlord a written statement certifying that this Lease is unmodified and in full force and effect (or that the same is in full force and effect as modified), the dates to which Rent and other charges have been paid; that Landlord is not in default hereunder (or specifying the nature of any default Tenant claims to exist at the time of such certification), and such other matters pertaining to this Lease and Tenant’s occupancy of the Premises as Landlord may request. Any such statement delivered pursuant to this Paragraph may be relied upon by Landlord, prospective purchasers of Landlord’s interest or mortgagee of Landlord’s interest in the Building.

20. SUBORDINATION AGREEMENT. This Lease is subject and subordinate to any and all mortgages now or hereafter placed on the Premises. Tenant agrees to execute any forms or agreements that may reasonably be requested by Landlord and any mortgagee provided that such mortgagee delivers a non- disturbance agreement to Tenant in a form reasonably acceptable to Tenant. Tenant shall, in the event any proceedings are brought forth the foreclosure of, or in the event of exercise of the power of sale under any mortgage made by Landlord, covering the Premises, attorney to the purchaser upon any foreclosure of sale and recognize such purchaser as Landlord under the Lease. Additionally, in the event of the sale of Landlord’s interest in the Premises, Tenant shall attorney to the purchaser thereof.

21. RADON. Pursuant to Florida Statutes, Section 404.056 the following disclosure is required by law: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of Radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding Radon and Radon testing may be obtained from your county public health unit.

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IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first written above

WITNESSES:	LANDLORD:

HOLISH ENTERPRISES

Print Name:

Print Name:

TENANT:

SUPREME INTERNATIONAL, INC. a Delaware corporation

Print Name:	By:

Print Name:

Title:

Print Name:

IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first written above

WITNESSES:	LANDLORD:

HOLISH ENTERPRISES

Print Name:

Print Name:

TENANT:

SUPREME INTERNATIONAL, INC. a Delaware corporation

Print Name:	By:

Print Name:

Title:

Print Name: